EMPLOYMENT AGREEMENT



      This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 1st day of June, 1996 by and between Coastal Physician Group, Inc., a Delaware corporation ("Employer"), and Joseph G. Piemont ("Employee").
      WHEREAS, Employer currently employs Employee but desires to retain the services of Employee as Chief Executive Officer and President of Employer ("Chief Executive Officer and President");
      WHEREAS, subject to and upon the terms and conditions hereinafter provided, Employer desires to retain Employee and Employee desires to continue in his employment with Employer.
      NOW, THEREFORE, in consideration of the mutual agreements contained herein and the continued employment of Employee and the compensation to be paid by Employer to Employee, Employee hereby accepts employment hereunder subject to the terms and conditions stated below, as follows:

1.   Employment.  Employer shall continue to employ Employee, and
     Employee hereby accepts such employment effective as of June 1,
     1996 (the "Effective Date"). Employee shall be employed as Chief
     Executive Officer and President of Employer. During the Term of
     this Agreement, Employer's Board of Directors (the "Board") shall nominate Employee, if otherwise fit and qualified, for election to the Board as a member of the management slate at Employer's
     1996  annual  meeting of shareholders if a  directorship  is available to be filled on the Board (and if such directorship is not available, then the Board shall use its best efforts to elect
     Employee as a member of the Board as soon as such directorship shall be available) and at each annual and special meeting of shareholders thereafter at which his seat shall become open for election  and the Board shall use its best efforts to  cause
     Employee to be elected as a member of the Board.  Upon Employee's election to the Board, the Board shall use its best efforts to cause  Employee to be elected as  a member of the  Executive
     Committee of the Board.
2.   Term.   This Agreement shall commence on the Effective  Date
     and  shall continue until terminated in accordance with  the provisions set forth herein or, if not terminated, for a period extending through the close of business on December 31, 1996 (the
     "Initial Term").  Employer shall have the right to extend the term  of this Agreement for an additional term of six months through June 30, 1997 (the "Extended Term") by giving written
     notice to Employee on or before December 31, 1996.   If Employer
     exercises its right to extend the term of this Agreement for the
     Extended Term, Employer shall have the right to extend the term of this Agreement for an additional term of one year and eleven months  through May 31, 1999 (the "Renewal Term") by  giving written notice to Employee on or before May 1, 1997.  The term of this Agreement shall be automatically extended for a period of one year each June 1 beginning June 1, 1999 unless notice to the contrary  ("Notice of Nonrenewal") is given by either party on or before 90 days prior to the yearly renewal period.  As used in this Agreement the word "Term" shall include the Initial Term, the Extended Term, if any, the Renewal Term, if any, and all
     automatic extensions unless terminated by a Notice of Nonrenewal.
3.   Duties.   Employee shall perform the following duties
pursuant to this Agreement:
     a.   Employee shall serve as Employer's Chief Executive Officer and President and shall perform all duties and responsibilities and shall have all control, rights and authority which are normally associated with such position or as otherwise reasonably may be assigned to Employee by the Board, provided such duties are consistent with Employee's position as Chief Executive
          Officer and President. Without limiting the generality of the foregoing, Employee shall, subject to the control and direction of the Board, be in charge of the operations of Employer with the power and authority to make decisions on behalf of Employer, to hire and terminate employees and consultants (other than officers appointed by the Board), to enter into agreements on behalf of Employer and generally to direct the activities of Employer. Employee's services shall be performed at the principal office of Employer in Durham, North Carolina or any office which is the headquarters of Employer and is less than thirty-five miles from such location.
b.   Employee understands that the Board has agreed to implement a Management Action Plan (the "Plan") prepared by Price
Waterhouse LLP ("PW") and is a party to an Engagement Letter pursuant to which PW has been engaged to implement such Plan under the supervision and direction of the Board acting through the Management Action Plan Committee of the Board (the "Plan
Committee").  In carrying out his duties under this Agreement,
Employee, subject to the provisions of Employer's Engagement
Letter with PW, as the same may be modified from time-to-time, will use his best efforts to implement the provisions of the
Plan,   and will consult with the persons appointed by PW as its
representatives to carry out the Plan and with the Chairman of the Board of Employer.  Should serious disagreements arise
between Employee and the persons appointed by PW with regard to the operation of Employer or the implementation of the Plan,
Employee will bring such disagreements to the Plan Committee for such resolution as the Plan Committee considers appropriate and in the best interests of Employer, provided that such resolution shall not change any of the provisions of this Agreement.
4.   Devotion of  Time During the Term of this Agreement.  During the Term, and excluding any periods of vacation and sick leave to which Employee is entitled, Employee shall devote his full time to  carrying out his duties under this Agreement, and to the extent necessary to discharge the responsibilities of Employee under this Agreement, to use Employee's reasonable best efforts to perform faithfully and efficiently such responsibilities.
     During the Term it shall not be a violation of this Agreement for
     Employee to
     a. serve on corporate, civic, political or charitable boards or committees or perform services for charitable, civic or political organizations;
b.   deliver lectures, fulfill speaking engagements or teach at educational institutions; and
c.   manage personal investments and those of members of his
family;
     so  long  as such activities do not significantly  interfere with  the performance of Employee's responsibilities  as  an employee of Employer in accordance with this Agreement.
5.   Compensation Package.  For all services provided by Employee as an employee of Employer, Employee shall be compensated as follows:
     a.   Annual Salary.  Effective as of the Effective Date, Employer
          shall pay Employee an annual base salary of Three Hundred Fifty Thousand Dollars ($350,000) ("Employee's Base Salary"), payable in equal monthly installments on the first day of each month.
          After the end of each fiscal year of Employer ("Fiscal Year")
          during the Term, upon the earlier of March 31st or the completion of Employer's audited financial statements, Employee's Base
          Salary shall be reviewed by the Compensation Committee of the
          Board (the "Compensation Committee") and shall be increased (but not decreased without Employee's written consent) at any time and from time to time at least in an amount as shall be substantially consistent with increases in base salary generally awarded in the ordinary course of business to other peer executives of Employer and its affiliated companies. The term Employee's Base Salary as utilized in this Agreement shall refer to Employee's Base Salary as so increased.  Any increase in Employee's Base Salary shall not serve to limit or reduce any other obligation to Employee
          under this Agreement.   As used in this Agreement, the term
          "affiliated companies" shall include any company controlled by, controlling or under common control with Employer.
b.   Incentive Compensation.  On or before August 1, 1996 for the
1996 Fiscal Year and on or before January 31 of each Fiscal Year thereafter during the Term, the Compensation Committee shall formulate, following discussions with Employee, criteria for assessing Employee's performance under this Agreement during such
Fiscal Year.  After the end of each such Fiscal Year during the
Term, upon the earlier of March 31st or the completion of
Employer's audited annual financial statements, Employee's
performance during the preceding Fiscal Year shall be reviewed by the Compensation Committee in light of the criteria formulated for such Fiscal Year. The Compensation Committee shall determine, on or before April 30, based upon such review, the amount of incentive compensation Employee shall receive for the Fiscal Year just ended. Such incentive compensation, if any, shall be not more than fifty percent (50%)  (the "Maximum Rate") of Employee's
Base Salary for the Fiscal Year just ended, prorated for each portion of each year falling within such Fiscal Year, and shall be paid as soon after the end of each Fiscal Year as is
reasonably practicable and, in any event, substantially
concurrently with similar payments to other peer executives of
Employer.
c.   Compensation for Serving on Boards.  Employee shall be
entitled to no extra compensation for serving on Employer's or its affiliated companies' Boards of Directors or committees
thereof.
d.   Benefits.  During the Term Employee shall be entitled to
participate in all incentive, savings and retirement plans,
practices, policies and programs applicable generally to other peer executives of Employer and its affiliated companies.  During the Term Employee and/or Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by Employer and its affiliated companies
(including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life,
accidental death and travel accident insurance plans and
programs) to the extent applicable generally to other peer
executives of Employer and its affiliated companies.
     e.   Expenses.  During the Term, Employee shall be entitled to
          receive prompt reimbursement for (or Employer shall pay directly)
          all reasonable employment expenses incurred by Employee in accordance with the most favorable policies, practices and procedures of Employer and its affiliated companies in effect for other peer Executives of Employer and its affiliated companies. Employer shall pay Employee's reasonable attorneys' fees and expenses incurred in the negotiation, drafting and approval of this Agreement.
f.   Fringe Benefits.  During the Term, Employee shall be
entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of Employer and its
affiliated companies in effect for other peer executives of
Employer and its affiliated companies.
g.   Office and Support Staff.  During the Term, Employee shall be entitled to an office or offices of a size and with
furnishings and other appointments, and to exclusive personal secretarial and other assistance normally provided to a person fulfilling the position of Chief Executive Officer and President.
h.   Vacation.  During the Term, Employee shall be entitled to
paid vacation of four weeks per year.
     i.   Stock Options.
          i.   As used in this Agreement, the term "Common Stock" refers to the $.01 par value common stock of Employer currently outstanding or as such stock may be hereafter changed by stock splits, stock dividends, recapitalizations, mergers, consolidations, etc.  As used in this Agreement the term "New York Stock Exchange" refers to the New York Stock Exchange or such other market as shall exist for the Common Stock if not traded on the New York Stock
               Exchange.  As used in this Agreement the term "Option Plan" shall mean Employer's 1987 Nonqualified Stock Option Plan, as amended and the Stock Option Agreement in the forms attached hereto as
               Exhibits A and B (such forms adjusted to conform to the terms of the option granted).
ii.  Employer shall immediately grant to Employee, under its
Option Plan (utilizing the Stock Option Agreement in the form attached hereto as Exhibit A) options to purchase 200,000 shares of Common Stock at the then fair market value of such stock, such options to be exercisable for a period of ten years, to vest at the rate of options to purchase 5,555 shares a month on the first day of each month for 36 months beginning July 1, 1996 and  to be on the other terms as set forth in the Option Plan.
iii. Employee presently holds options to purchase 71,751 shares of Common Stock under the Option Plan, of which none have vested.
Employee shall retain such options.
iv.  If Employer exercises its option to extend the Term for the
Extended Term, Employer shall grant to Employee an additional option, under the Option Plan (utilizing the Stock Option
Agreement in the form attached hereto as Exhibit B), to purchase not more than 50,000 shares of Common Stock, in such amount, if any, as the Compensation Committee shall determine on or before the earlier of March 31, 1997 or the completion of Employer's audited financial statements for the 1996 Fiscal Year, such
option to be exercisable for a period of ten years from the date of grant at the closing price of Common Stock on the New York
Stock Exchange  on the last trading day immediately prior to the date of grant, such option to be fully vested on December 31,
1997 and to be on the other terms as set forth in the Option
Plan.  In determining the number of shares which shall be subject to the option to be granted to Employee pursuant to this Section
5(i)(iv), the Compensation Committee shall apply the criteria considered in awarding incentive compensation pursuant to Section
5(b) and such other factors as the Compensation Committee deems relevant.
          v.   If Employer exercises its option to extend the Term of this
               Agreement for the Renewal Term, each year during the Term, beginning with the 1998 Fiscal Year, Employer shall grant to
               Employee, on or before the earlier of March 31 or the completion of Employer's audited financial statements for such year, an additional option under the Option Plan (utilizing the Stock
               Option Agreement in the form attached hereto as Exhibit B) to purchase not more than 50,000 shares of Common Stock, in such amounts as the Compensation Committee shall determine, such option to be exercisable for a period of ten years from the date of grant at the closing price of Common Stock on the New York
               Stock Exchange  on the last trading day immediately prior to the date of grant, such option to be fully vested on the following
               December 31 (provided that any option granted for the 1998 Fiscal
               Year (granted on or before March 31, 1999) shall be fully vested on May 31, 1999).  In determining the number of shares which shall be subject to the option granted pursuant to this Section
               5(i)(iv), the Compensation Committee shall apply the criteria considered in awarding incentive compensation pursuant Section
               5(b) and such other factors as the Compensation Committee deems relevant.
6.   Confidentiality.     Non-Disclosure   and    Ownership    of
     Confidential Information.
     a.   Employee acknowledges that during his employment, he will
          gain access to, or possession or knowledge of, numerous trade secrets, confidential information, other valuable properties not generally available to the public and proprietary information of Employer, including but not limited to, Employer's operating pro cedures, plans, strategies, prospects, lists of potential prospects or targets, plans for disposition of assets and/or other market and marketing data and plans, price books,
          promotional devices and methods, business methods, manuals and plans, business and sales techniques and research and development (collectively "Confidential Information"). Employee acknowledges that such Confidential Information is unique and a valuable asset which is owned solely by Employer and is to be used only for Employer's or its affiliated companies' benefit. Employee shall not, during or after the Term, disclose, divulge, reveal,
          transfer, reproduce, sell, capitalize upon or take advantage of such Confidential Information and, in addition, Employee shall exercise all reasonable efforts and precautions to protect such Confidential Information from misappropriation, rnisuse, disclosure, breach of confidentiality, or other conduct or action inconsistent with Employer's rights; provided, however, that Confidential Information may be disclosed to the extent
          i.   required by law or court order (but only if Employee has
               theretofore given Employer prior written notice of the proposed disclosure in a timely fashion so as to permit Employer, at
               Employer's own expense, to effectively contest the applicability of such law or court order to its Confidential Information) or
ii.  it is generally available to the public other than by
unauthorized disclosure by Employee or
iii. as is expressly permitted by Employer to be disclosed by
Employee or is disclosed in connection with arbitration or
litigation to resolve disputes between Employer and Employee.
          Upon termination of this Agreement, Employee shall return
          immediately to Employer all of Employer's property (including, without limitation; all tangible manifestations of the Con fidential Information) in Employee's possession or control, provided that Employee may retain one copy solely for archival purposes or in case of disputes between Employer and Employee.
     b.   The provisions of this Section 6 shall survive termination of this Agreement.
7.   Solicitation of Other Employees.
     a.   Except on behalf of Employer and in furtherance of  its
          interests, Employee shall not, for the period of his employment under this Agreement and for a one (1) year period after
          termination of this Agreement, without the prior consent of
          Employer, solicit or seek to influence, either directly or indirectly, any employee or any physician or healthcare provider under contract with Employer or any of its affiliated companies, or any person who was such an employee, physician or healthcare provider during Employee's employment under this Agreement, to enter into any employment agreement, independent contractor arrangement, or any other contractual arrangement whereby such individual would perform services for compensation, either directly or indirectly, for any person, firm, corporation or other entity or business that provides products or services in competition with Employer or any of its affiliated companies; provided, however, that upon termination of his employment with Employer, the solicitation by Employee of his personal secretary to work with or for him thereafter shall not violate the
          provisions of this Section 7.
b.   The provisions of this Section 7 shall survive the
termination of this Agreement.
8.   Breach and Remedies.
     a.   Employee acknowledges that the breach or threatened breach of any of the covenants set forth in Sections 6 and 7 may result in immediate and irreparable injury to Employer. Accordingly,
          Employee agrees that in addition to any rights or remedies available to Employer for a breach by Employee of Sections 6 or
          7, Employer shall be entitled to injunctive relief to enforce the obligations of Employee contained in such Sections. Nothing herein shall be construed as prohibiting Employer from pursuing any other legal or equitable remedies that may be available to it for any such breach or threatened breach, including the recovery of damages from Employee.
b.   The periods of time provided for in Sections 6 or 7 shall be extended by any period of violation.
c.   Employee hereby acknowledges that the covenants set forth in
Sections 6 and 7 are reasonable in all respects and are necessary to protect the legitimate business interests of Employer. In the event that any of the provisions of this Agreement are found to be unenforceable or void (either in whole or in part), then such provision shall be construed as valid and enforceable only to the extent permitted by law and the other provisions of this
Agreement will remain in full force and effect. It is the
intention of the parties to restrict the activities of Employee only to the extent necessary to protect the legitimate business interests of Employer and its affiliate companies, and not to deprive Employee of the right to earn a livelihood.
d.   The provisions of this Section 8 shall survive the
termination of this Agreement.
9.   Insurance; No Additional Severance.
     a.   Employer  shall have the right and option, in its  sole
          discretion and at its cost and expense, to purchase "key man" or other life insurance with respect to Employee, and, in the event Employer elects to purchase such insurance, Employee shall cooperate as may be necessary in connection with the purchase of such insurance, including undergoing physical examinations in connection therewith.
b.   Employee acknowledges that he shall not be eligible to
participate in any severance plans or arrangements offered by
Employer to other employees, and that his rights set forth in
Section 11 of this Agreement are in lieu of all such plans and arrangements.
10.  Indemnification: Director and Officer Liability Insurance.
     a.   During the Term of this Agreement and thereafter, Employer shall indemnify and hold harmless Employee to the maximum extent permitted by law in accordance with its Certificate of
          Incorporation and bylaws and with applicable provisions of
          Delaware law as then in effect for liabilities, costs and
          expenses (including reasonable attorneys' fees) of Employee by reason of or arising out of Employee's service as a director, officer and employee of Employer or any of its affiliated
          companies.
b.   Throughout the Term and for a period of three years
thereafter, Employer shall maintain in effect directors and
officers liability insurance providing benefits at least as great as those currently in force for the benefit of Employee against any or all such liabilities, costs or expenses.
11.  Termination.   This Agreement may be terminated as follows:
     a.   Either party may terminate this Agreement without cause at any time upon ninety (90) days' prior written notice to the other. This ninety day period is hereafter referred to as the
          "Notice Period." In the event of such termination, the following provisions apply:
          i.   In the event that Employer terminates this Agreement without cause (as defined in Section 11(b)) or fails to exercise its right to extend the Term of this Agreement for the Extended Term or the Renewal Term or gives Notice of Nonrenewal or if Employee terminates this Agreement for Good Reason (as hereinafter
               defined) (each such event a "Without Cause Termination"),
               Employee, if requested by Employer, shall continue to perform his obligations and duties under this Agreement and assist with the transition of duties to a new Chief Executive Officer and
               President. Employer, at its option, may notify Employee at any time during the Notice Period that no further services are to be performed.
          ii.  In the event that Employer terminates this Agreement
               pursuant to Section 11(b) or Employee terminates this Agreement without Good Reason, Employee shall be entitled only to
               Employee's Base Salary accrued but unpaid through the effective date of termination, plus payment of any unpaid accrued but unused vacation time and any unpaid compensation previously deferred by Employee (together with any accrued interest or earnings thereon). In such event, all unvested options held by
               Employee to purchase Common Stock, if any, shall terminate on the effective date of termination. If requested by Employer, Employee will perform his regular duties during the Notice Period and assist in the transition of duties to a new Chief Executive
               Officer and President.
     b.   This Agreement may be terminated by Employer at any time for cause upon written notice to Employee (in the manner provided in
          Section 11(f).  For purposes of this Section 11(b), cause shall mean the following: fraud; dishonesty; substantial and continuing nonperformance of assigned duties which are consistent with
          Employee's position hereunder; failure to comply with any
          material written policy of Employer generally applicable to other peer executives of Employer; indictment or conviction of Employee of an offense involving moral turpitude in any jurisdiction of or within the United States; any other activity of an egregious nature which does or can  reasonably be anticipated to bring serious disrepute upon Employer based on its association with Employee; or material breach of this Agreement by Employee.
     c.   In the event of a Without Cause Termination pursuant to
          Section 11(a)(i), Employer shall pay to Employee, on the
          effective date of such Without Cause Termination, the following:
          i.   an amount equal to Employee's Base Salary and incentive
               compensation (at the rate of incentive compensation awarded during the year for services provided in the immediately
               preceding Fiscal Year) accrued but unpaid through the effective date of such termination, plus payment of any unpaid accrued but unused vacation time and any unpaid compensation previously deferred by Employee (together with any accrued interest or earnings thereon). In addition, Employer shall pay to Employee:
               1)   if such Without Cause Termination shall occur on or before
                    May 31, 1997, an amount equal to Employee's Base Salary for remainder of the Term (including the Extended Term and the
                    Renewal Term) and the amount of the last incentive
                    compensation paid to Employee pursuant to Section 5(b) of
                    this Agreement multiplied by the number of years (and
                    portions thereof) remaining in the Term;
2)   if such Without Cause Termination shall occur after May 31,
1997,  an amount equal to two times Employee's Base Salary and two times the amount of the incentive compensation paid to
Employee for services provided in the immediately preceding
Fiscal Year (if on the effective date of the Without Cause
Termination the incentive compensation for the immediately
preceding Fiscal Year has not as yet been determined, the payment shall be two times the incentive compensation paid for the last
Fiscal Year for which incentive compensation was paid).
3)   If the payment provided for in this Section 11(c)(i) would violate or cause Employer to be in violation of or in default under any material loan agreement between Employer and a bank or other financial institution, such payment shall be made to the extent that such payment will not so result.  The remaining
unpaid amount shall be represented by a negotiable promissory note containing such terms as Employee shall reasonably request which shall provide for interest on the declining principal
balance at the rate of two percent over the prime or reference rate announced by First Union Bank on or for the day immediately preceding the effective date of the termination, with interest to be adjusted for changes in the prime or reference rate on the first day of each calendar quarter of Employer's Fiscal Year.
Monthly payments shall be made on such promissory note, beginning one month from the effective date of the Without Cause
Termination, in an amount equal to twice the monthly amount of
Employee's Base Salary on the day immediately preceding the
effective date of the Without Cause Termination;
          ii.  All unvested options to purchase shares of Common Stock held by Employee immediately prior to such Without Cause Termination shall be fully vested on the effective date of the Without Cause
               Termination and be exercisable in accordance with their terms without regard to such Without Cause Termination;
iii. For the remainder of the Term (including the Extended Term and the Renewal Term as if such Without Cause Termination had not occurred), or such longer period as any plan, program, practice or policy may provide, Employer shall continue benefits to
Employee and/or Employee's family at least equal to those which would have been provided to them from time-to-time in accordance with the plans, programs, practices and policies described in
Section 5(d) if Employee's employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of Employer and its affiliated companies as in effect and applicable generally to other peer executives and their
families; provided, however, that if Employee becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the
medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such
applicable period of eligibility.   For purposes of determining
eligibility of Employee for retiree benefits, if any, pursuant to such plans, practices, programs and policies, Employee shall be considered to have remained employed until the end of the Term and to have retired on the last day of such period; and
iv.  to the extent not theretofore paid or provided, Employer shall timely pay or provide to Employee and/or Employee's family any other amounts or benefits required to be paid or provided or which Employee and/or Employee's family are eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of Employer and its affiliated companies as from time-to-time in effect and applicable generally to other peer executives and their families for the remainder of the Term (including the Extended Term and the Renewal Term) as if such Without Cause Termination had not occurred.
     d.   Employee's employment may be terminated by Employee during the Term for Good Reason. For purposes of this Agreement, "Good Reason" shall mean
          i.   the assignment to Employee of any duties inconsistent in any respect with Employee's position as Chief Executive Officer and
               President (including status, offices, titles and reporting requirements), or the authority, duties or responsibilities as contemplated by Section 3(a) or any other action by Employer which supplants, reduces, replaces or diminishes such position, rights, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by Employer promptly after receipt of notice thereof given by Employee;
ii.  Employer's appointing a person who does not report to
Employee and is not subject to the direction and control of
Employee to share or hold any part of the control, duties,
responsibilities, rights or authority granted to Employee by this
Agreement;
iii. the members of the Board who were not employed by or
affiliated (except as directors) with Employer on April 4, 1996
(the "Current Independent Directors") do not continue to serve as members of the Board or any new member is elected to the Board or appointed to fill a vacancy on the Board (whether created by a resignation, expansion of the Board or otherwise) whose election or appointment is not approved by a majority of the Current
Independent Directors;
iv.  any failure by Employer to comply with or any breach by
Employer of any of the terms of this Agreement, other than an isolated, insubstantial and inadvertent failure or breach not occurring in bad faith and which is remedied by Employer promptly after receipt of notice thereof given by Employee;
v.   Employer's requiring Employee to be based at any office or location other than that described in Section 3(a);
vi.  any purported termination by Employer of Employee's
employment otherwise than as expressly permitted by this
Agreement; or
vii. any failure by Employer to comply with and satisfy Section
18(b), provided that such successor has received at least ten
(10) days prior written notice from Employer or Employee of the requirements of Section 18(b).
          For  purposes  of this Section 11(d),  any  good  faith
          determination of "Good Reason" made by Employee shall be
          conclusive.
     e.   Employee's employment shall terminate upon the death or
          total and permanent disability of Employee. The term "total and permanent disability" shall have the meaning set forth in
          Employer's Long Term Disability Plan, if any.  Should Employer
          not maintain a Long Term Disability Plan, Employee shall be deemed to be totally and permanently disabled in the event that Employee's personal physician certifies to that fact and Employee is unable to regularly and consistently perform his normal duties as contemplated hereunder for a continuous period of six months.
          In the event that this Agreement terminates due to Employee's death or total and permanent disability, Employer shall pay upon such termination to Employee Employee's Base Salary, incentive compensation (at the Maximum Rate) accrued but unpaid through the date of Employee's death or the end of the six month period during which he becomes totally and permanently disabled, as the case may be, and any unpaid accrued but unused vacation time and any unpaid compensation previously deferred by Employee (together with any accrued interest or earnings thereon).  In addition,
          Employer shall pay to Employee, in a lump sum upon such
          termination, an amount equal to Employee's Base Salary and incentive compensation (at the rate of incentive compensation awarded during the year for services rendered in the immediately succeeding Fiscal Year) for one year. Options held by Employee to purchase Common Stock which are vested on the date of
          Employee's death or the end of the six month period during which he becomes totally and permanently disabled, as the case may be, shall continue in effect as provided in the Option Plan.
     f.   Any termination by Employer for cause, or by Employee for
          Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 19. For purposes of this Agreement, a "Notice of Termination" means a written notice which
          i.   indicates the specific termination provision in this
               Agreement relied upon,
ii.  to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for
termination of Employee's employment under the provision so
indicated and
iii. if the effective date of termination is other than the date of receipt of such notice, specifies the effective date of
termination (which date shall be not more than fifteen (15) days after the giving of such notice).
          The failure by Employee or Employer to set forth in the
          Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or cause shall not waive any right of Employee or Employer hereunder or preclude Employee or Employer from asserting such fact or circumstance in enforcing Employee's or Employer's rights hereunder.
     g.   The  provisions  of this Section 11 shall  survive  the
          termination of this Agreement.
12.  Full Settlement; Resolution of Disputes.
     a.   Employer's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which Employer may have against Employee or others. In no event shall Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Employee under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Employee obtains other employment.
          Employer agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which Employee may reasonably incur as a result of any arbitration hereunder or any contest (regardless of the outcome thereof) by Employer, Employee or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by
          Employee about the amount of any payment pursuant to this
          Agreement), plus in each case interest on any delayed payment, at the applicable Federal rate provided for in Section 7872 of the Internal Revenue Code of 1986, as amended (the "Code").
b.   If there shall be any dispute between Employer and Employee
(i) in the event of any termination of Employee's employment by
Employer, whether such termination was for cause, or (ii) in the event of any termination of employment by Employee, whether Good
Reason existed, then, unless and until there is a final,
nonappealable judgment by a court of competent jurisdiction
declaring that such termination was for cause or that the
determination by Employee of the existence of Good Reason was not made in good faith, Employer shall pay all amounts, and provide all benefits, to Employee and/or Employee's family or other
beneficiaries, as the case may be, that Employer would be
required to pay or provide pursuant to Sections 5 and 11 as
though such termination were by Employer without cause or by
Employee with Good Reason; provided, however, that Employer shall not be required to pay any disputed amounts pursuant to this
Section 12(b) except upon receipt of an undertaking by or on behalf of Employee to repay all such amounts to which Employee is ultimately adjudged by such court not to be entitled.
13.  Certain Additional Payments by Employer.
     a.   Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or
          distribution by Employer to or for the benefit of Employee
          (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this
          Section 13) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by
          Employee of all taxes (including any interest or penalties imposed  with respect to such taxes), including without
          limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the
          Gross-Up Payment, Employee retains an amount of the Gross-Up
          Payment equal to the Excise Tax imposed upon the Payments.
b.   Subject to the provisions of Section 13(c), all
determinations required to be made under this Section 13,
including whether and when a Gross-Up Payment is required and the amount of such gross-Up Payment and the assumptions to be
utilized in arriving at such determination, shall be made by the independent accountants then engaged to audit Employer's
financial statements (the "Accounting Firm") which shall provide detailed supporting calculations both to Employer and Employee within fifteen business days of the receipt of notice from
Employee that there has been a Payment, or such earlier time as is requested by Employer. All fees and expenses of the Accounting
Firm shall be borne solely by Employer.  Any Gross-Up Payment, as determined pursuant to this Section 13, shall be paid by Employer to Employee within five days of the receipt of the Accounting
Firm's determination.  If the Accounting Firm determines that no
Excise Tax is payable by Employee, it shall furnish Employee with a written opinion that failure to report the Excise Tax on
Employee's applicable federal income tax return would not result in the imposition of a negligence or similar penalty.  Any
determination by the Accounting Firm shall be binding upon
Employer and Employee.  As a result of the uncertainty in the application of Section 4999 of the Code at the time of the
initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by
Employer should have been made ("Underpayment"), consistent with the calculations required to be made hereunder.  In the event that Employer exhausts its remedies pursuant to Section 13(c) and
Employee thereafter is required to make a payment of any Excise
Tax, the Accounting Firm shall determine  the amount of the
Underpayment that has occurred and any such Underpayment shall be promptly paid by Employer to or for the benefit of Employee.
c.   Employee shall notify Employer in writing of any claim by
the Internal Revenue Service that, if successful, would require the payment by Employer of the Gross-Up Payment.  Such
notification shall be given as soon as practicable but no later than ten business days after Employee is informed in writing of such claim and shall apprise Employer of the nature of such claim and the date on which such claim is requested to be paid.
Employee shall not pay such claim prior to the expiration of the
30-day period following the date on which it gives such notice to
Employer (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If  Employer notifies Employee in writing prior to the expiration of such period that it desires to contest such claim, Employee shall:
          i.   give Employer any information reasonably requested by
               Employer relating to such claim,
ii.  take such action in connection with contesting such claim as
Employer shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by
Employer,
iii. cooperate with Employer in good faith in order effectively to contest such claim, and
iv.  permit Employer to participate in any proceedings relating to such claim;
     provided, however, that Employer shall bear and pay directly all costs and expenses (including additional interest and
          penalties) incurred in connection with such contest and shall indemnify and hold Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 13(c), Employer shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as
          Employer shall determine; provided, however, that if Employer directs Employee to pay such claim and sue for a refund, Employer shall advance the amount of such payment to Employee, on an interest-free basis and shall indemnify and hold Employee harmless, on the after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto)
          imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount.  Furthermore, Employer's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.
     d.   If, after the receipt by Employee of an amount advanced by
          Employer pursuant to Section 13(c), Employee becomes entitled to receive any refund with respect to such claim, Employee shall
          (subject to Employer's complying with the requirements of Section 13(c)) promptly pay to Employer the amount of such refund
          (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Employee of an amount advanced by Employer pursuant to Section 13(c), a
          determination is made that Employee shall not be entitled to any refund with respect to such claim and Employer does not notify Employee in writing of its intent to contest such denial of refund  prior to the expiration of 30 days  after  such
          determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.
e.   Any claim by a state taxing authority of the type referred to in this Section 13 shall be resolved, and Employee shall be made whole, in the manner provided for federal taxes in this
Section 13 with the state taxing authority substituted for the
Internal Revenue Service and the state taxing statutes
substituted for the Code.
14.  Compliance with Securities Laws.   Employee agrees to comply
     with all applicable federal and state securities laws, and with all applicable policies of Employer concerning the buying and selling  of  the stock and other securities of  Employer  by employees.
15.  Entire Agreement.  This Agreement and the Option Plan
contain the entire understanding between the parties with respect to the subject matter hereof and thereof and supersede and cancel any prior oral and written understanding and/or agreements
between them respecting the subject matter of this Agreement and the Option Plan. This Agreement may be amended or modified only in writing signed by both parties.  Notwithstanding the
foregoing, Employee participates and may participate in employee and executive benefit plans maintained by Employer, and the terms of such plans with respect to the benefits provided thereunder to
Employee are not superseded by this Agreement but shall remain in full force and effect.
16.  Severability.   If any provision, term, condition, or clause
of this Agreement or the application thereof shall be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and this Agreement shall be
enforced to the greatest extent permitted by law.
17.  Governing Law.  This Agreement is made and entered into in the State of North Carolina and is to be construed in accordance with and take effect under the laws of the State of North
Carolina without regard to principles of conflicts of laws.
18.  Assignment.
     a.   Except with respect to transfers on death by will or the
          laws of descent and distribution, neither party shall have any right to assign, transfer (by merger, consolidation  or
          otherwise), convey, mortgage, pledge, hypothecate or encumber this Agreement, in whole or in part, or any benefit or any right accruing hereunder, without in any such case first obtaining the prior written consent of the other party hereto.  All rights hereunder are personal to Employer and Employee and shall cease upon the termination of this Agreement unless otherwise stated
          herein: provided, however that the provisions hereof shall inure to the benefit of the successors, assigns, personal representative, heirs and legatees of Employer and Employee. Notwithstanding the foregoing, Employee may assign his rights and benefits hereunder, in whole or in part, to a living trust of which Employee is settlor provided the trustee agrees to be bound by this Agreement.
b.   Employer will require any successor (whether direct or
indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place.  As used in this Agreement, "Employer" shall mean Employer as hereinbefore defined and any successor to its business and/or assets as
aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.
19.  Notice.   Any notice, or other written communication  to  be
     given pursuant to this Agreement for whatever reason shall be deemed duly given and received (a) if delivered personally, from the date of delivery, or (b) by certified mail, postage pre-paid, return  receipt requested, three (3) days after the date  of mailing, addressed: in the case of Employer, to its principal office and marked "Attention: Chairman of the Board," and in the case of Employee, to his last known permanent address according to the books and records of Employer.
20.  Arbitration.  Any controversy, dispute or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement,
including any claims based on contract, tort, or statute, shall be resolved at the request of either party to this Agreement, by final and binding arbitration conducted at a location  in or as close as practicable to Durham, North Carolina as determined by the arbitrator(s) administered by and in accordance with the then existing Rules of Practice and Procedure of Judicial Arbitration
& Mediation Services, Inc. (J*A*M*S), and judgment upon any award rendered by the arbitrator(s) may be entered by any State or
Federal Court having jurisdiction thereof. Either party may
commence such proceeding by giving notice to the other party in the manner set forth in Section 19 hereof. The arbitrator(s) in any such proceeding shall apply substantive law and rules of evidence applicable to civil suits to the proceeding. The parties shall have all rights of discovery applicable to civil suits. The arbitrator(s) shall have the power to grant all legal and
equitable remedies and award compensatory damages provided by law, but shall not have the power to award punitive damages. The arbitrator(s) shall render his decision within 120 days of the commencement of arbitration.  The arbitrator(s) shall prepare in writing and provide to the parties an award including factual findings and reasons on which the decision is based. The
arbitrators shall not have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected for any such error. The costs and expenses (including reasonable attorneys' fees) incurred in preparation for and prosecution of such action and enforcement of or securing recovery under any order or judgment rendered therein shall be paid in accordance with Section 12(a) of this Agreement.
21.  Miscellaneous.  Any protection, benefits, rights or other provisions given to Employer in this Agreement shall also be deemed to apply to, protect and inure to the benefit of its
affiliated companies. All rights of Employer and Employee
expressed in this Agreement are in addition to any rights
available under the common law or other legal principles. Section or paragraph titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this
Agreement or the intent of any provision hereof.   All pronouns
and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of person or persons, firm or firms, corporation or corporations, and as context may require. This Agreement was the subject of negotiation between Employer and Employee and shall not be construed against either as the drafter thereof. Employee's or Employer's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right
Employee or Employer may have under this Agreement, including without limitation, the right of Employee to terminate employment for Good Reason pursuant to Section 11(d), shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
      IN WITNESS WHEREOF, the parties sign and seal below, effec-tive the date first written in this Agreement.
                              COASTAL PHYSICIAN GROUP, INC.

                              By:________________________________
                      Jacque J. Sokolov, MD
                      Chairman of the Board

                              ___________________________________
                        Joseph G. Piemont